                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                                                                Settlement Date            6/30/00
                                                                                                Determination Date         7/12/00
                                                                                                Distribution Date          7/17/00


I.    All Payments on the Contracts                                                                                   4,017,094.08
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                87,658.57
III.  Repurchased Contracts                                                                                                   0.00
IV.   Investment Earnings on Collection Account                                                                               0.00
V.    Servicer Monthly Advances                                                                                          71,413.54
VI.   Distribution from the Reserve Account                                                                                   0.00
VII.  Deposits from the Pay-Ahead Account (including Investment Earnings)                                                10,601.68
VIII. Transfers to the Pay-Ahead Account                                                                                 (10,290.26)

IX.   Less:  Investment Earnings distributions
      (a)  To Sellers with respect to the Collection Account                                                                  0.00
      (b)  To Sellers with respect to the Pay-Ahead Account                                                                 (351.32)

Total available amount in Collection Account                                                                          $4,176,126.29
                                                                                                                    ===============


DISTRIBUTION AMOUNTS                                                            Cost per $1000
-----------------------------------------------------                          ----------------

1.    (a)  Class A-1 Note Interest Distribution                                                            0.00
      (b)  Class A-1 Note Principal Distribution                                                           0.00
           Aggregate Class A-1 Note Distribution                                   0.00000000                                 0.00

2.    (a)  Class A-2 Note Interest Distribution                                                            0.00
      (b)  Class A-2 Note Principal Distribution                                                           0.00
           Aggregate Class A-2 Note Distribution                                   0.00000000                                 0.00

3.    (a)  Class A-3 Note Interest Distribution                                                            0.00
      (b)  Class A-3 Note Principal Distribution                                                           0.00
           Aggregate Class A-3 Note Distribution                                   0.00000000                                 0.00

4.    (a)  Class A-4 Note Interest Distribution                                                       88,052.11
      (b)  Class A-4 Note Principal Distribution                                                   3,299,561.49
           Aggregate Class A-4 Note Distribution                                  90.82073995                         3,387,613.60

5.    (a)  Class A-5 Note Interest Distribution                                                      156,755.00
      (b)  Class A-5 Note Principal Distribution                                                           0.00
           Aggregate Class A-5 Note Distribution                                   5.35000000                           156,755.00

6.    (a)  Class A-6 Note Interest Distribution                                                      128,375.00
      (b)  Class A-6 Note Principal Distribution                                                           0.00
           Aggregate Class A-6 Note Distribution                                   5.41666667                           128,375.00

7.    (a)  Class B Note Interest Distribution                                                         59,285.00
      (b)  Class B Note Principal Distribution                                                             0.00
           Aggregate Class B Note Distribution                                     5.56666667                            59,285.00

8.    (a)  Class C Note Interest Distribution                                                         98,822.83
      (b)  Class C Note Principal Distribution                                                             0.00
           Aggregate Class C Note Distribution                                     5.70833312                            98,822.83

9.    Servicer Payment
      (a) Servicing Fee                                                                               40,778.35
      (b) Reimbursement of prior Monthly Advances                                                     98,313.41
          Total Servicer Payment                                                                                        139,091.76

10.   Deposits to the Reserve Account                                                                                   206,183.10

Total Distribution Amount from Collection Account                                                                    $4,176,126.29
                                                                                                                    ===============

Reserve Account distributions to Sellers

      (a) Amounts to the Sellers (Chase USA) from Excess Collections                                 104,328.65
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                                  Page 1 of 4
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
      (b) Amounts to the Sellers (Chase Manhattan Bank) from Excess
          Collections                                                                                101,854.45
      (c) Distribution from the Reserve Account to the Sellers (Chase USA)                            14,077.47
      (d) Distribution from the Reserve Account to the Sellers (Chase
          Manhattan Bank)                                                                             13,743.62
              Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                234,004.19
                                                                                                                    ===============


Payahead Account distributions to Sellers

--------------------------------------------
      (a) Distribution from the Payahead Account to the Sellers(Chase USA)                            177.76792
      (b) Distribution from the Payahead Account to the Sellers(Chase
          Manhattan Bank)                                                                             173.55208
             Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                                     351.32

INTEREST

1.    Current Interest Requirement
      (a) Class A-1 Notes    @            5.845%                                                           0.00
      (b) Class A-2 Notes    @               0.06028                                                       0.00
      (c) Class A-3 Notes    @            6.140%                                                           0.00
      (d) Class A-4 Notes    @            6.250%                                                       88052.11
      (e) Class A-5 Notes    @            6.420%                                                     156,755.00
      (f) Class A-6 Notes    @            6.500%                                                         128375
              Aggregate Interest on Class A Notes                                                                        373182.11

      (g) Class B Notes @                    0.0668                                                                          59285
      (h) Class C Notes @                 0.0685                                                                          98822.83

2.    Remaining Interest Shortfall
      (a) Class A-1 Notes                                                                                  0.00
      (b) Class A-2 Notes                                                                                  0.00
      (c) Class A-3 Notes                                                                                  0.00
      (d) Class A-4 Notes                                                                                  0.00
      (e) Class A-5 Notes                                                                                  0.00
      (f) Class A-6 Notes                                                                                     0
      (g) Class B Notes                                                                                    0.00
                                                                               ----------------
      (h) Class C Notes                                                                                    0.00

3.    Total Distribution of Interest                                           Cost per $1000
      (a) Class A-1 Notes                                                         0.00000000               0.00
      (b) Class A-2 Notes                                                                    0             0.00
      (c) Class A-3 Notes                                                         0.00000000               0.00
      (d) Class A-4 Notes                                                         2.36064638           88052.11
      (e) Class A-5 Notes                                                         5.35000000         156,755.00
      (f) Class A-6 Notes                                                         5.41666667             128375
              Total Aggregate Interest on Class A Notes                                                                  373182.11

      (g) Class B Notes                                                            5.566666667                           59,285.00
--------------------------------------------
      (h) Class C Notes                                                                   5.71                            98822.83
                                                                               ----------------

PRINCIPAL
                                                                                  No. of
                                                                                 Contracts
1.    Amount of Stated Principal Collected                                                           1085027.14
2.    Amount of Principal Prepayment Collected                                          114.00       2151408.74
3.    Amount of Liquidated Contract                                                          5    63125.61
                                                                                                  --------
4.    Amount of Repurchased Contract                                                         0    0.0000000

      Total Formula Principal Distribution Amount                                                                     3,299,561.49

5.    Principal Balance before giving effect to Principal Distribution                           Pool Factor
      (a) Class A-1 Notes                                                                         0.0000000                   0.00
      (b) Class A-2 Notes                                                                         0.0000000                   0.00
      (c) Class A-3 Notes                                                                         0.0000000                   0.00
      (d) Class A-4 Notes                                                                         0.4532441          16,906,004.22
      (e) Class A-5 Notes                                                                         1.0000000          29,300,000.00
      (f) Class A-6 Notes                                                                                     1           23700000
      (g) Class B Notes                                                                                       1      10,650,000.00
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                                  Page 2 of 4
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
      (h) Class C Notes                                                                                       1      17,312,029.25

6.    Remaining Principal Shortfall
      (a) Class A-1 Notes                                                                                                     0.00
      (b) Class A-2 Notes                                                                                                     0.00
      (c) Class A-3 Notes                                                                                                     0.00
      (d) Class A-4 Notes                                                                                                     0.00
      (e) Class A-5 Notes                                                                                                     0.00
      (f) Class A-6 Notes                                                                                                        0
      (g) Class B Notes                                                                                                       0.00
      (h) Class C Notes                                                                                                       0.00

7.    Principal Distribution                                                  Cost per $1000
      (a) Class A-1 Notes                                                        0.00000000                                   0.00
      (b) Class A-2 Notes                                                        0.00000000                                   0.00
      (c) Class A-3 Notes                                                        0.00000000                                   0.00
      (d) Class A-4 Notes                                                       88.46009357                           3,299,561.49
      (e) Class A-5 Notes                                                        0.00000000                                   0.00
      (f) Class A-6 Notes                                                                     0                                  0
      (g) Class B Notes                                                                       0                               0.00
      (h) Class C Notes                                                                       0                               0.00

8.    Principal Balance after giving effect to Principal Distribution                            Pool Factor
      (a) Class A-1 Notes                                                                         0.0000000                   0.00
      (b) Class A-2 Notes                                                                         0.0000000                   0.00
      (c) Class A-3 Notes                                                                         0.0000000                   0.00
      (d) Class A-4 Notes                                                                         0.3647840          13,606,442.73
      (e) Class A-5 Notes                                                                         1.0000000          29,300,000.00
      (f) Class A-6 Notes                                                                                     1           23700000
      (g) Class B Notes                                                                           1.0000000          10,650,000.00
      (h) Class C Notes                                                                               1                17312029.25


POOL  DATA
                                                                                         Aggregate
                                                                                   No. of         Principal
                                                                                 Contracts         Balance

1.    Pool Stated Principal Balance as of                  36707                    3,577         94,568,471.98

2.    Delinquency Information                                                                                        % Delinquent

          (a) 31-59 Days                                                              53             889,102.48         0.00940168
          (b) 60-89 Days                                                              14              126603.31        0.001338748
          (c) 90-119 Days                                                              5              22,301.64        0.000235825
          (d) 120 Days +                                                               0                   0.00                  0

3.    Contracts Repossessed during the Due Period                                      1              25,710.54

4.    Current Repossession Inventory                                                   2         106,024.95

5.    Aggregate Net Losses for the preceding Collection Period
      (a) Aggregate Principal Balance of Liquidated Receivables                        5          63,125.61
      (b) Net Liquidation Proceeds on any Liquidated Receivables                                  87,658.57
      Total Aggregate Net Losses for the preceding Collection Period                                                     -24532.96

6.    Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                      427641.34

7.    Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                    400                         4332298.900

8.    Weighted Average Contract Rate of all Outstanding Contracts                                                      0.093063353

--------------------------------------------
9.    Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                         117.2477846



TRIGGER ANALYSIS
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
1.    (a)  Average 60+ Delinquency Percentage                                     0.564%
      (b)  Delinquency Percentage Trigger in effect ?                                             NO

2.    (a)  Average Net Loss Ratio                                              0.000113752
      (b)  Net Loss Ratio Trigger in effect ?                                                     NO
      (c)  Net Loss Ratio (using ending Pool Balance)                              0.000186226

3.    (a) Servicer Replacement Percentage                                          -0.00017911
--------------------------------------------
      (b)  Servicer Replacement Trigger in effect ?                                               NO



MISCELLANEOUS

1.    Monthly Servicing Fees                                                                                             40,778.35

2.    Servicer Advances                                                                                                   71413.54

3.    (a) Opening Balance of the Reserve Account                                                                        5325240.59
      (b) Deposits to the Reserve Account                                                              206183.1
      (c) Investment Earnings in the Reserve Account                                                   27821.09
      (d) Distribution from the Reserve Account                                                      -234004.19
      (e) Ending Balance of the Reserve Account                                                                         5325240.59

4.    Specified Reserve Account Balance                                                                                 5325240.59

5.    (a) Opening Balance in the Pay-Ahead Account                                                                        72739.17





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